Exhibit 32.1
Certification
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Agenus Inc. (the “Company”) for the quarterly period ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned to his/her knowledge hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GARO H. ARMEN, PH.D.
Garo H. Armen, Ph.d.
Chief Executive Officer and Principal Executive Officer

/s/ CHRISTINE M. KLASKIN
Christine M. Klaskin
VP, Finance and Principal Financial Officer
Date: November 8, 2013
A signed original of this written statement required by Section 906 has been provided to Agenus Inc. and will be retained by Agenus Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 and should not be considered filed as part of the Quarterly Report on Form 10-Q.